As filed with the Securities and Exchange Commission on July 10, 2017

Registration No. 333-218282

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CENTURY CASINOS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	84-1271317 (I.R.S. Employer Identification No.)

455 E. Pikes Peak Ave., Suite 210
Colorado Springs, Colorado 80903
(719) 527-8300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Margaret Stapleton
Executive Vice President, Principal Financial/Accounting Officer and Corporate Secretary
455 E. Pikes Peak Ave., Suite 210
Colorado Springs, Colorado 80903
(719) 527-8300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Douglas R. Wright
Faegre Baker Daniels LLP
3200 Wells Fargo Center
1700 Lincoln Street
Denver, Colorado 80203-4532
(303) 607-3500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for not complying with any new or revised financial accounting provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

Century Casinos, Inc. is hereby filing this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-218282), originally filed on May 26, 2017 (the “Registration Statement”), as an exhibit only filing to file the updated consent of Deloitte & Touche LLP, filed herewith as Exhibit 23.2 Accordingly, this Pre-Effective Amendment No. 1 consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature pages to the Registration Statement, and the consent filed herewith as Exhibit 23.2. The prospectus is unchanged and has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

The following exhibits are filed as part of this registration statement:

1.1	Underwriting Agreements (1)
4.1	Certificate of Incorporation (2)
4.2	Amended and Restated Bylaws (3)
4.3	Specimen certificate of common stock of the Company (4)
4.4	Form of Indenture (5)
4.8	Form of Debt Security (1)
4.9	Form of Depositary Agreement (1)
4.10	Form of Depositary Certificate (1)
5.1	Opinion of Faegre Baker Daniels LLP (5)
12.1	Computation of ratio of earnings to fixed charges (5)
23.1	Consent of Faegre Baker Daniels LLP (included as part of Exhibit 5.1) (5)
23.2	Consent of Deloitte & Touche LLP (6)
24.1	Power of Attorney (included with signature pages) (5)
25.1	Statement of Eligibility of Trustee (1)

(1)	To be subsequently filed by amendment or as an exhibit to a Current Report on Form 8-K
(2)	Incorporated by reference to the registrant’s Proxy Statement filed for its 1994 Annual Meeting of Stockholders
(3)	Incorporated by reference to Exhibit 11.14 of the registrant’s Form 10-Q for the quarter ended June 30, 2002 filed July 26, 2002
(4)	Incorporated by reference to Exhibit 4.3 of the registrant’s Registration Statement on Form S-3 (File No. 333-126519) filed July 11, 2005
(5)	Previously filed
(6)	Filed herewith

Item 17. Undertakings

(a)The undersigned registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(i) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for purposes of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Colorado Springs, State of Colorado, on July 10, 2017.

Century Casinos, Inc.

By/s/ Erwin Haitzmann
Erwin Haitzmann, Chairman of the Board and
Co Chief Executive Officer (Co-Principal Executive Officer)

By/s/ Peter Hoetzinger
Peter Hoetzinger, Vice Chairman of the Board,
Co Chief Executive Officer and President (Co-Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ / Erwin Haitzmann Erwin Haitzmann	Chairman of the Board and Co Chief Executive Officer (Co-Principal Executive Officer)	July 10, 2017

/s/ Peter Hoetzinger Peter Hoetzinger	Vice Chairman of the Board, Co Chief Executive Officer and President (Co-Principal Executive Officer)	July 10, 2017

/s/ Margaret Stapleton Margaret Stapleton	Executive Vice President and Principal Financial/Accounting Officer	July 10, 2017

/s/ Gottfried Schellmann Gottfried Schellmann	Director	July 10, 2017

/s/ Robert S. Eichberg Robert S. Eichberg	Director	July 10, 2017

Ih in
/s/ Dinah Corbaci Dinah Corbaci	Director	July 10, 2017

EXHIBIT INDEX

Exhibit Number	Document Description
1.1	Underwriting Agreements (1)
4.1	Certificate of Incorporation (2)
4.2	Amended and Restated Bylaws (3)
4.3	Specimen certificate of common stock of the Company (4)
4.4	Form of Indenture (5)
4.8	Form of Debt Security (1)
4.9	Form of Depositary Agreement (Including Form of Depositary Certificate) (1)
4.10	Form of Warrant Agreement (Including Form of Warrant Certificate) (1)
5.1	Opinion of Faegre Baker Daniels LLP (5)
12.1	Computation of ratio of earnings to fixed charges (5)
23.1	Consent of Faegre Baker Daniels LLP (included as part of Exhibit 5.1) (5)
23.2	Consent of Deloitte & Touche LLP (6)
24.1	Power of Attorney (included with signature pages) (5)
25.1	Statement of Eligibility of Trustee (1)

(1)	To be subsequently filed by amendment or as an exhibit to a Current Report on Form 8-K
(2)	Incorporated by reference to the registrant’s Proxy Statement in respect of 1994 Annual Meeting of Stockholders
(3)	Incorporated by reference to Exhibit 11.14 of the registrant’s Form 10-Q for the quarter ended June 30, 2002 filed July 26, 2002
(4)	Incorporated by reference to Exhibit 4.3 of the registrant’s Registration Statement on Form S-3 (File No. 333-126519, filed July 11, 2005
(5)	Previously filed
(6)	Filed herewith